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                                                                     EXHIBIT 2.2

                                FIRST AMENDMENT

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION

    This First Amendment to Agreement and Plan of Reorganization (this "AMENDMENT") dated as of January 8, 2002, is entered into by and among Texas Regional Bancshares, Inc., a Texas corporation ("TEXAS REGIONAL"), Texas Regional Delaware, Inc. ("TRD"), a Delaware corporation and a wholly owned subsidiary of Texas Regional, and Riverway Holdings, Inc., a Texas corporation ("RIVERWAY HOLDINGS").

    WHEREAS, Texas Regional and Riverway Holdings entered into an Agreement and Plan of Reorganization dated as of September 17, 2001 (the "AGREEMENT");

    WHEREAS, the Agreement contemplates that Riverway Holdings shall merge with and into TRD, with TRD being the surviving entity;

    WHEREAS, the Agreement further contemplates that following the Effective Time of the Merger of Riverway Holdings into TRD, Riverway Holdings of
Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Riverway Holdings, will be merged with and into TRD, with TRD being the surviving entity; and

    WHEREAS, the parties hereto desire to execute this Amendment for the purpose of making TRD a party to the Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

    2. Upon execution of this Amendment, TRD shall become a party to the Agreement and TRD does hereby expressly agree to perform, comply with and be subject to all of the representations, warranties, covenants, obligations and conditions applicable to TRD as set forth in the Agreement.

    3. In addition to the representations and warranties made by Texas Regional in the Agreement relating to TRD, which TRD hereby ratifies and affirms to Riverway Holdings, TRD further represents and warrants to Riverway Holdings that
(i) the execution and delivery of the Agreement, this Amendment and the consummation of the transactions contemplated thereby and hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TRD, to the extent required by applicable law and (ii) the Agreement, as amended by this Amendment, represents a valid and legally binding obligation of TRD, enforceable against TRD in accordance with its terms, except as limited by any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar law affecting creditors' rights generally and general equitable principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

    4. The execution of this Amendment shall not relieve Texas Regional of its obligations under the Agreement.

    5. Except as herein provided, the terms of the Agreement shall remain in full force and effect.

    6. This Amendment may be executed in several counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

                              Exhibit 2.2--Page 1
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    IN WITNESS WHEREOF, the parties have executed this First Amendment to
Agreement and Plan of Reorganization as of the date first written above.

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
                                                       TEXAS REGIONAL BANCSHARES, INC.

                                                       By:               /s/ G. E. RONEY
                                                            -----------------------------------------
                                                                          Glen E. Roney,
ATTEST:                                                               CHAIRMAN OF THE BOARD
/s/ PAUL S. MOXLEY
-------------------------------------------
Paul S. Moxley,
SENIOR EXECUTIVE VICE PRESIDENT
                                                       TEXAS REGIONAL DELAWARE, INC.

                                                       By:               /s/ G. E. RONEY
                                                            -----------------------------------------
                                                                           G. E. Roney,
ATTEST:                                                                  PRESIDENT & CEO
/s/ PAUL S. MOXLEY
-------------------------------------------
Paul S. Moxley,
VICE PRESIDENT

                                                       RIVERWAY HOLDINGS, INC.

                                                       By:              /s/ DAVID L. LANE
                                                            -----------------------------------------
                                                                          David L. Lane
ATTEST:                                                                   VICE CHAIRMAN
/s/ PATRICK C. REED
-------------------------------------------
Patrick C. Reed,
SECRETARY
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  [SIGNATURE PAGE OF FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION]

                              Exhibit 2.2--Page 2